Exhibit 99.1

Northern Oil and Gas Announces Upsizing and Pricing of Common Stock Offering

WAYZATA, Minnesota, November 19, 2010 – Northern Oil and Gas, Inc. (NYSE Amex: NOG) (“Northern Oil”) today announced that it has upsized and priced its previously-announced underwritten public offering of common stock. The size of the offering has been increased from the previously-announced 8,000,000 shares of common stock to 8,950,000 shares of common stock at a price to the public of $20.25 per share.  Northern Oil has granted the underwriters a 30-day option to purchase up to an additional 1,342,500 shares from the Company to cover over-allotments, if any.  Canaccord Genuity acted as sole book-running manager and Howard Weil Incorporated acted as co-lead manager. Capital One Southcoast, SunTrust Robinson Humphrey, C.K. Cooper & Company, Dougherty & Company and Northland Capital Markets acted as co-managers for the offering.

Northern Oil intends to use the net proceeds from the offering to continue to pursue acquisition opportunities, to fund its accelerated drilling program and for other working capital purposes.

The offering is being made pursuant to an effective shelf registration statement.  A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission.  This press release does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to the offices of Canaccord Genuity, Attn: Syndicate Department, 99 High Street, 12th Floor, Boston, MA 02110, phone: (800) 225-6201. An electronic copy of the prospectus and related prospectus supplement describing the terms of the offering will be available on the SEC’s website at www.sec.gov.

This press release is neither an offer to sell nor a solicitation of an offer to buy shares of common stock or any other securities of Approach and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

ABOUT NORTHERN OIL AND GAS, INC.

Northern Oil and Gas, Inc. is an exploration and production company based in Wayzata, Minnesota. Northern Oil’s core area of focus is the Williston Basin Bakken and Three Forks trend in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com or by calling investor relations at 952-476-9800.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about actual or potential future sales, capital expenditures, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: oil and gas prices, our ability to raise capital, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

CONTACT:
Investor Relations
Erik Nerhus
952-476-9800